Exhibit 4.4












                          FIRST SUPPLEMENTAL INDENTURE

                           Dated as of August 12, 1999

                                     between

                            COX COMMUNICATIONS, INC.,

                                    AS ISSUER

                                       and

                              THE BANK OF NEW YORK,

                                   AS TRUSTEE



















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                                Table of Contents
                                                                          Page

                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.1.    Definition of Terms..........................................4

                                   ARTICLE II
                 GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

SECTION 2.1.    Designation, Principal Amount and Authorized Denomination....7
SECTION 2.2.    Maturity.....................................................7
SECTION 2.3.    Form and Payment.............................................7
SECTION 2.4.    Global Debenture.............................................8
SECTION 2.5.    Interest.....................................................9

                                   ARTICLE III
                          REDEMPTION OF THE DEBENTURES

SECTION 3.1.    Tax Event Redemption........................................10
SECTION 3.2.    Redemption Procedure for Debentures.........................10
SECTION 3.3.    No Sinking Fund.............................................11
SECTION 3.4.    Option to Put Debentures....................................11
SECTION 3.5.    Repurchase Procedure for Debentures.........................11

                                   ARTICLE IV
                                    EXPENSES

SECTION 4.1.    Payment of Expenses.........................................12
SECTION 4.2.    Payment Upon Resignation or Removal.........................12

                                    ARTICLE V
                                FORM OF DEBENTURE

SECTION 5.1.    Form of Debenture...........................................12

                                   ARTICLE VI
                          ORIGINAL ISSUE OF DEBENTURES

SECTION 6.1.    Original Issue of Debentures................................21
SECTION 6.2.    Calculation of Original Issue Discount......................21

                                   ARTICLE VII
                                  MISCELLANEOUS

SECTION 7.1.    Ratification of Indenture...................................21
SECTION 7.2.    Trustee Not Responsible for Recitals........................21

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SECTION 7.3.    Governing Law...............................................21
SECTION 7.4.    Separability................................................21
SECTION 7.5.    Counterparts................................................22



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         FIRST SUPPLEMENTAL  INDENTURE,  dated as of August 12, 1999 (the "First
Supplemental Indenture"), between COX COMMUNICATIONS, INC., a corporation duly organized and existing under the laws of the State of Delaware, (the "Company"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

         WHEREAS, the Company executed and delivered the indenture, dated as of June 27, 1995 (the "Base Indenture"), to the Trustee to provide for the future issuance of the Company's debentures, notes, bonds or other evidences of indebtedness (the "Securities"), to be issued from time to time in one or more series as might be determined by the Company under the Base Indenture;

         WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its 7% Senior Debentures due 2004 (the "Debentures"), the form and substance of such Debentures and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this First Supplemental Indenture (together, the "Indenture");

         WHEREAS, Cox Trust II, a Delaware statutory business trust (the "Trust"), has offered to the public its 7% Capital Securities (the "Capital Securities"), representing preferred, undivided beneficial interests in the assets of the Trust, and proposes to invest the proceeds from such offering, together with the proceeds of the issuance and sale by the Trust to the Company of its 7% Common Securities (the "Common Securities" and together with the Capital Securities, the "Trust Securities"), in the Debentures; and

         WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture and all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms, and to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company and all acts and things necessary have been done and performed to make this First Supplemental Indenture enforceable in accordance with its terms, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects:

         NOW THEREFORE, in consideration of the purchase and acceptance of the Debentures by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Debentures and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

                                   ARTICLE I.
                                   DEFINITIONS

SECTION 1.1. Definition of Terms.

     Unless the context otherwise requires:

     (a) a term defined in the Indenture has the same meaning when used in this First Supplemental Indenture;

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     (b) a term defined  anywhere in this First  Supplemental  Indenture has the same meaning throughout;

     (c) the singular includes the plural and vice versa;

     (d) headings are for convenience of reference only and do not affect interpretation;

     (e) the following terms have the meanings given to them in the Declaration:
Administrative Trustees; Authorized Newspaper; Capital Security Certificate; Clearing Agency; Common Securities Guarantee; Delaware Trustee; Distributions; DTC; FELINE PRIDES; Growth PRIDES; Guarantee; Income PRIDES; Investment Company Event; Pricing Agreement; Property Trustee; Purchase Contract Agreement; Reset Agent; Reset Announcement Date; Reset Spread; Treasury Securities; Two-Year Benchmark Treasury; and Underwriting Agreement.

     (f) the following terms have the meanings given to them in this Section 1.1(f):

         "Applicable Principal Amount" means either (i) if the Tax Event Redemption Date occurs prior to August 16, 2002, the aggregate principal amount of the Debentures corresponding to the aggregate stated liquidation amount of the Capital Securities which are components of Income PRIDES on the Tax Event Redemption Date or (ii) if the Tax Event Redemption occurs on or after August 16, 2002, the aggregate principal amount of the Debentures corresponding to the aggregate stated liquidation amount of the Capital Securities outstanding on such Tax Event Redemption Date.

         "Business Day" means any day other than a Saturday, Sunday or any other day on which banking institutions and trust companies in The City of New York are permitted or required by any applicable law to close.

         "Collateral Agent" has the meaning set forth in the Purchase Contract Agreement.

         "Coupon Rate" shall have the meaning set forth in Section 2.5.

         "Debenture Repayment Price" shall have the meaning set forth in Section 3.4.

         "Declaration" means the Amended and Restated Declaration of Trust of Cox Trust II, a Delaware statutory business trust, dated as of August 12, 1999.

         "Dissolution Event" means that, as a result of the occurrence and continuation of a Tax Event, an Investment Company Event or otherwise, the Trust is to be dissolved in accordance with the Declaration, and, except in the case of a Tax Event Redemption, the Debentures held by the Property Trustee are to be distributed to the holders of the Trust Securities issued by the Trust pro rata in accordance with the Declaration.

         "Failed Remarketing" shall have the meaning set forth in Section 5.4(b) of the Purchase Contract Agreement.

         "Global Debentures" shall have the meaning set forth in Section 2.4.

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         "Non Book-Entry Capital Securities" shall have the meaning set forth in
Section 2.4.

         "Over-Allotment Option" shall mean the option granted to the underwriters pursuant to the Underwriting Agreement to purchase up to an additional 1,950,000 Feline PRIDES, in any combination of Income PRIDES and Growth PRIDES, and an additional number of Capital Securities equal to the number of additional Growth PRIDES so purchased, in order to satisfy over-allotments.

         "Purchase Contract" shall have the meaning set forth in the Purchase Contract Agreement.

         "Purchase Contract Agreement" shall mean that certain agreement dated August 12, 1999 between the Company and The First National Bank of Chicago, as purchase contract agent.

         "Purchase Contract Settlement Date" means August 16, 2002.

         "Put Option" shall have the meaning set forth in Section 3.4.

         "Quotation Agent" means (i) Merrill Lynch Government Securities, Inc. and its respective successors, provided, however, that if the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Company.

         "Redemption Amount" means for each Debenture, the product of (i) the principal amount of such Debenture and (ii) a fraction whose numerator is the Treasury Portfolio Purchase Price and whose denominator is the Applicable Principal Amount of the Treasury Portfolio.

         "Tax Event" means the receipt by the Trust of an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, (b) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority or (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the generally accepted position on the date the Trust Securities are issued, which amendment or change is effective or which interpretation or pronouncement is announced on or after the date of issuance of the Trust Securities under the Declaration, there is more than an insubstantial risk that (i) interest payable by the Company on the Debentures would not be deductible, in whole or in part, by the Company for federal income tax purposes or (ii) the Trust would be subject to more than a de minimis amount of other taxes, duties or other governmental charges.

         "Tax Event Redemption Date" shall have the meaning set forth in Section
3.1 hereof.

         "Treasury Portfolio" means with respect to the Applicable Principal Amount of Debentures (a) if the Tax Event Redemption Date occurs prior to August 16, 2002, a portfolio of zero-coupon U.S. Treasury Securities consisting of (i) interest or principal strips of U.S. Treasury Securities which mature on or prior to August 15, 2002 in an aggregate amount equal to

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the Applicable Principal Amount and (ii) with respect to each scheduled interest payment date on the Debentures that occurs after the Tax Event Redemption Date, principal or interest strips of U.S. Treasury Securities which mature on or prior to such date in an aggregate amount equal to the aggregate interest payment that would be due on the Applicable Principal Amount of the Debentures on such date, and (b) if the Tax Event Redemption Date occurs after August 16, 2002, a portfolio of zero-coupon U.S. Treasury Securities consisting of (i) principal or interest strips of U.S. Treasury Securities which mature on or prior to August 15, 2004 in an aggregate amount equal to the Applicable Principal Amount and (ii) with respect to each scheduled interest payment date on the Debentures that occurs after the Tax Event Redemption Date, interest or principal strips of such U.S. Treasury Securities which mature on or prior to such date in an aggregate amount equal to the aggregate interest payment that would be due on the Applicable Principal Amount of the Debentures on such date.

         "Treasury Portfolio Purchase Price" means the lowest aggregate price quoted by a primary U.S. government securities dealer in New York City (a "Primary Treasury Dealer") to the Quotation Agent on the third Business Day immediately preceding the Tax Event Redemption Date for the purchase of the Treasury Portfolio for settlement on the Tax Event Redemption Date.

                                   ARTICLE II
                 GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

SECTION 2.1.      Designation, Principal Amount and Authorized Denomination.

         There is hereby authorized a series of Securities designated the 7% Senior Debentures due 2004 (the "Debentures"), limited in aggregate principal amount to $670,103,100 (or up to $770,618,600, if the Over-Allotment Option is exercised in full), which amount to be issued shall be as set forth in any written order of the Company for the authentication and delivery of Debentures pursuant to the Base Indenture. The denominations in which debentures shall be issuable is $50 and integral multiples thereof.

SECTION 2.1 Maturity.

         The Maturity Date will be August 16, 2004.

SECTION 2.2 Form and Payment.

         Except as provided in Section 2.4, the Debentures shall be issued in fully registered certificated form without interest coupons bearing identical terms. Principal and interest on the Debentures issued in certificated form will be payable, the transfer of such Debentures will be registrable and such Debentures will be exchangeable for Debentures bearing identical terms and provisions at the office or agency of the Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Holder at such address as shall appear in the Debt Security Register. Notwithstanding the foregoing, so long as the Holder of any Debentures is the Property Trustee, the payment of the principal of and interest (including expenses and taxes of the Trust set forth in Section 4.1 hereof, if any) on such Debentures held
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by the Property Trustee will be made at such place and to such account as may be designated by the Property Trustee.

SECTION 2.4 Global Debenture.

     (a) In connection with a Dissolution Event,

              (i) the Debentures in certificated form may be presented to the Trustee by the Property Trustee in exchange for a global Debenture in an aggregate principal amount equal to the aggregate principal amount of all outstanding Debentures (a "Global Debenture"), to be registered in the name of the Clearing Agency, or its nominee, and delivered by the Property Trustee to the Clearing Agency for crediting to the accounts of its participants pursuant to the instructions of the Administrative Trustees. The Company upon any such presentation shall execute a Global Debenture in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture. The Trustee, upon receipt of such Global
Debenture, together with an Officers' Certificate requesting authentication, will authenticate such Global Debenture. Payments on the Debentures issued as a Global Debenture will be made to the Clearing Agency; and

              (ii) if any Capital Securities are held in non book-entry certificated form, the Debentures in certificated form may be presented to the Trustee by the Property Trustee and any Capital Security Certificate which represents Capital Securities other than Capital Securities held by the Clearing Agency or its nominee ("Non Book-Entry Capital Securities") will be deemed to represent beneficial interests in the Debentures presented to the Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Capital Securities until such Capital Security Certificates are presented to the Property Trustee for transfer or reissuance at which time such Capital Security Certificates will be cancelled and a Debenture, registered in the name of the Holder of the Capital Security Certificate or the transferee of the Holder of such Capital Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Capital Security Certificate cancelled, will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Indenture to such Holder. The Trustee, upon receipt of such Debenture together with an Officers' Certificate requesting authentication, shall authenticate such Debenture. On issue of such Debentures, Debentures with an equivalent aggregate principal amount that were presented by the Property Trustee to the Trustee will be deemed to have been cancelled.

     (b) Unless and until it is exchanged for the Debentures in registered form, a Global Debenture may be transferred, in whole but not in part, only to another nominee of the Clearing Agency, or to a successor Clearing Agency selected or approved by the Company or to a nominee of such successor Clearing Agency.

     (c) If at any time the Clearing Agency notifies the Company that it is unwilling or unable to continue as a Clearing Agency or if at any time the Clearing Agency for such series shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, and a successor Clearing Agency for such series is not appointed by the Company within 90 days after the Company receives such notice or becomes

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aware of such  condition,  as the case may be, the Company  will  execute,  and, subject to Article II of the Indenture, the Trustee, upon written notice from the Company, will authenticate and deliver the Debentures in certificated registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture in exchange for such Global Debenture. In addition, the Company may at any time determine that the Debentures shall no longer be represented by a Global Debenture. In such event the Company will execute, and subject to Section 2.05 of the Base Indenture, the Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Company, will authenticate and deliver the Debentures in certificated registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture in exchange for such Global Debenture. Upon the exchange of the Global Debenture for such Debentures in certificated registered form without coupons, in authorized denominations, the Global Debenture shall be cancelled by the Trustee. Such Debentures in certificated registered form issued in exchange for the Global Debenture shall be registered in such names and in such authorized denominations as the Clearing Agency, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Clearing Agency for delivery to the Persons in whose names such Securities are so registered.

SECTION 2.5.      Interest.

     (a) Each Debenture will bear interest initially at the rate of 7% per annum (the "Coupon Rate") from the original date of issuance until August 16, 2002, and thereafter at the rate determined by the Reset Agent and notified to the Trustee by the Company (the "Reset Rate") until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the rate of 7% until August 16, 2002 and at the Reset Rate thereafter, compounded quarterly, payable (subject to the provisions of Article IV herein) quarterly in arrears on February 16, May 16, August 16 and November 16 of each year (each, an "Interest Payment Date") commencing on November 16, 1999, to the Person in whose name such Debenture or any predecessor Debenture is registered, at the close of business on the regular record date for such interest installment, which, in respect of (i) Debentures of which the Property Trustee is the Holder and the Capital Securities are in book-entry only form or
(ii) a Global Debenture, shall be the close of business on the Business Day next preceding that Interest Payment Date. Notwithstanding the foregoing sentence, if
(i) the Debentures are held by the Property Trustee and the Capital Securities are no longer in book-entry only form or (ii) the Debentures are not represented by a Global Debenture, the Company may select a regular record date for such interest installment which shall be more than 15 Business Days but less than 60 Business Days prior to an Interest Payment Date.

     (b) The Coupon Rate on the Debentures will be reset on the third Business Day immediately preceding the Purchase Contract Settlement Date to the Reset Rate (which Reset Rate will become effective on and after the Purchase Contract Settlement Date). On the tenth (10) Business Day immediately preceding the Purchase Contract Settlement Date, the Reset Announcement Date, the Reset Spread and the relevant Two-Year Benchmark Treasury will be announced by the Company and the Company shall deliver an Officers' Certificate to the Trustee containing such information. On the Business Day immediately following such Reset

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Announcement  Date,  the  Holders of  Debentures  will be notified of such Reset
Spread and Two-Year Benchmark Treasury by the Company. Such notice shall be sufficiently given to such Holders of Debentures if published in an Authorized Newspaper.

     (c) Not later than 10 calendar days nor more than 15 calendar days immediately preceding the Reset Announcement Date, the Company will request that the Clearing Agency or its nominee (or any successor Clearing Agency or its nominee) or the Property Trustee, notify the Holders of Debentures of such Reset Announcement Date and the procedures to be followed by such holders of Debentures wishing to settle the related Purchase Contract with separate cash on the Business Day immediately preceding the Purchase Contract Settlement Date.

     (d) The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of the actual number of days elapsed in such a 90-day period. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

                                  ARTICLE III
                          REDEMPTION OF THE DEBENTURES

SECTION 3.1.       Tax Event Redemption.

         If a Tax Event shall occur and be continuing, the Company may, at its option, redeem the Debentures in whole (but not in part) at any time at a Redemption Price per Debenture equal to the Redemption Amount plus accrued and unpaid interest (including compound interest) thereon, together with the expenses and taxes of the Trust set forth in Section 4.1 hereof, if any, to the date of such redemption (the "Tax Event Redemption Date"). If, following the occurrence of a Tax Event, the Company exercises its option to redeem the Debentures, then the proceeds of such redemption, if distributed to the Property Trustee as the sole Holder of such Debentures, will be applied by the Property Trustee to redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Debentures so redeemed, at the Redemption Price. If, following the occurrence of a Tax Event, the Company exercises its option to redeem the Debentures, the Company shall appoint the Quotation Agent to assemble the Treasury Portfolio in consultation with the Company. Upon exercise of its option to redeem the Debentures, the Company shall in the notice to the Trustee pursuant to Section 3.03 of the Base Indenture specify the Redemption Price and the Redemption Amount. The Trustee shall have no duty or liability to determine or verify such amount. Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Tax Event Redemption Date to each registered Holder of the Debentures to be prepaid at its registered address. Unless the Company defaults in payment of the Redemption Price, on and after the redemption date interest shall cease to accrue on such Debentures.

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SECTION 3.2.       Redemption Procedure for Debentures.

         Payment of the Redemption Price to each Holder of Debentures shall be made by the Trustee (subject to its receipt of funds), no later than 12:00 noon, New York City time, on the Tax Event Redemption Date, by check or wire transfer in immediately available funds (provided the necessary wire instructions have been provided to the Trustee at least 15 days prior to the Tax Event Redemption
Date) at such place and to such account as may be designated by each such Holder of Debentures, including the Property Trustee or the Collateral Agent, as the case may be. If the Trustee holds immediately available funds sufficient to pay the Redemption Price of the Debentures (or, if the Company is acting as paying agent or the Property Trustee (if other than the Trustee) has received the Redemption Price), then, on such Tax Event Redemption Date, such Debentures will cease to be outstanding and interest thereon will cease to accrue, whether or not such Debentures have been received by the Company, and all other rights of the Holder in respect of the Debentures shall terminate and lapse (other than the right to receive the Redemption Price upon delivery of such Debentures but without interest on such Redemption Price).

SECTION 3.3.      No Sinking Fund.

         The Debentures are not entitled to the benefit of any sinking fund.

SECTION 3.4.      Option to Put Debentures.

         If a Failed Remarketing has occurred, the Company shall immediately notify the Trustee in writing thereof and each Holder of Debentures who holds such Debentures on the day immediately following the Purchase Contract Settlement Date shall have the right (the "Put Option") on or after the Business Day immediately following the Purchase Contract Settlement Date, upon at least three Business Days' prior notice, to require the Company to repurchase such Holder's Debentures on September 1, 2002 (the "Put Option Exercise Date"), either in whole or in part, at a repayment price per Debenture equal to $50, plus accrued and unpaid interest, if any, thereon to the date of payment (the "Debenture Repayment Price").

SECTION 3.5.      Repurchase Procedure for Debentures.

     (a) In order for the Debentures to be repurchased on the Put Option Exercise Date, the Company must receive on or prior to 5:00 p.m. New York City time on the third Business Day immediately preceding the Put Option Exercise Date, at the principal executive offices of Cox Communications, Inc. in Atlanta, Georgia, the Debentures to be repurchased with the form entitled "Option to Elect Repayment" on the reverse of or otherwise accompanying such Debentures duly completed. Any such notice received by the Company shall be irrevocable. All questions as to the validity, eligibility (including time of receipt) and acceptance of the Debentures for repayment shall be determined by the Company, whose determination shall be final and binding. All such Debentures repurchased by the Company shall be presented by the Company to the Trustee for cancellation thereof.

     (b) Payment of the Debenture Repayment Price to Holders of Debentures shall be made either through the Trustee, subject to the Trustee's receipt of payment from the Company in accordance with the terms of the Indenture or through the Trustee or the Company acting as paying agent, no later than 12:00 noon, New York City time, on the Put Option Exercise Date, and to such account as may be designated by such Holders. If the Trustee holds immediately available funds sufficient to pay the Debenture Repayment Price of the Debentures presented for repayment (or, if the Company is acting as paying agent and the Property Trustee (if other than the Trustee) has received the Debenture Repayment Price), then, immediately prior to the close of business on the Business Day immediately preceding the Put Option Exercise Date, such Debentures will cease to be outstanding and interest thereon will cease to accrue, whether or not such Debentures have been received by the Company, and all other rights of the Holder in respect of the Debentures, including the Holder's right to require the Company to repay such Debentures, shall terminate and lapse (other than the right to receive the Debenture Repayment Price upon delivery of such Debentures but without interest on such Debenture Repayment Price). Neither the Trustee nor the Company will be required to register or cease to be registered the transfer of any Debentures for which repayment has been elected.

                                   ARTICLE IV
                                    EXPENSES

SECTION 4.1.      Payment of Expenses.

         In connection with the offering, sale and issuance of the Debentures to the Property Trustee and in connection with the sale of the Trust Securities by the Trust, the Company, in its capacity as borrower with respect to the Debentures, shall pay all costs and expenses relating to the offering, sale and issuance of the Debentures, including commissions to the underwriters payable pursuant to the Underwriting Agreement and the Pricing Agreement and compensation and expenses of the Trustee and its counsel under the Indenture in accordance with the provisions of the Base Indenture.

SECTION 4.2.      Payment Upon Resignation or Removal.

         Upon termination of this First Supplemental Indenture or the Base Indenture or the removal or resignation of the Trustee, the Company shall pay to the Trustee all amounts then owing to the Trustee under Section 7.06 of the Base Indenture. Upon termination of the Trust Agreement or the removal or resignation of the Delaware Trustee or the Property Trustee, as the case may be, pursuant to
Section 5.6 of the Declaration, the Company shall pay to the Delaware Trustee or the Property Trustee, as the case may be, all amounts accrued to the date of such termination, removal or resignation.

                                   ARTICLE V
                                FORM OF DEBENTURE

SECTION 5.1.      Form of Debenture.

         The Debentures and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:

         [IF THE DEBENTURE IS TO BE A GLOBAL DEBENTURE, INSERT - This Debenture is a Global Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of the Clearing Agency or a nominee of the Clearing Agency. This Debenture is exchangeable for Debentures registered in the name of a person other than the Clearing Agency or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Debenture (other than a transfer of this Debenture as a whole by the Clearing Agency to a nominee of the Clearing Agency or by a nominee of the Clearing Agency to the Clearing Agency or another nominee of the Clearing Agency) may be registered except in limited circumstances.

         Unless this Debenture is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any Debenture issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

No. ___________________

CUSIP No. ______________                          $_____________________

                            COX COMMUNICATIONS, INC.
                          7% SENIOR DEBENTURE DUE 2004

         COX COMMUNICATIONS, INC., a Delaware corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred
to), for value received, hereby promises to pay to __________________________, the principal sum of ($______________) on August 16, 2004 (such date is hereinafter referred to as the "Maturity Date"), and to pay interest on said principal sum from August 12, 1999, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly in arrears on February 16, May 16, August 16, and November 16 of each year, commencing on November 16, 1999, initially at the rate of 7% per annum until August 16, 2002, and at the Reset Rate thereafter until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the rate of 7% until August 16, 2002, and at the Reset Rate thereafter, compounded quarterly. The interest rate will be reset on the third business day preceding August 16, 2002 to the Reset Rate (as determined by the Reset Agent). The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year consisting of twelve 30-day months. In the event that any date on which interest is payable on this Debenture is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Debenture is registered at the close of business on the regular record date for such interest installment, which in the case of a Global

Debenture shall be the close of business on the Business Day next preceding such Interest Payment Date; provided, however, if pursuant to the terms of the Indenture the Debentures are no longer represented by a Global Debenture, the Company may select such regular record date for such interest installment which shall be more than one Business Day but less than 60 Business Days prior to an Interest Payment Date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such regular record date and may be paid to the Person in whose name this Debenture is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of this series of Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this Debenture shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Debt Security Register or by wire transfer to an account appropriately designated by the Holder entitled thereto. Notwithstanding the foregoing, so long as the Holder of this Debenture is the Property Trustee or the Collateral Agent, the payment of the principal of (and premium, if any) and interest on this Debenture will be made at such place and to such account as may be designated in writing by the Property Trustee or the Collateral Agent.

         The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, senior and unsecured and will rank in right of payment on parity with all other senior unsecured obligations of the Company.

         This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

         The provisions of this Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

         Dated:

                            COX COMMUNICATIONS, INC.

                            By: _________________________
                            Name:
                            Title:



                            By: _________________________
                            Name:
                            Title:

Attest:

By:  ___________________________
Name:
Title:


                          CERTIFICATE OF AUTHENTICATION

         This is one of the Debentures of the series designated therein referred to in the within-mentioned Indenture.

Dated:

                            THE BANK OF NEW YORK,
                            as Trustee

                            By ______________________
                               Authorized Signatory

                         (FORM OF REVERSE OF DEBENTURE)

         This Debenture is one of a duly authorized series of Securities of the Company (herein sometimes referred to as the "Securities"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of June 27, 1995 (the "Base Indenture"), duly executed and delivered between the Company and The Bank of New York, as Trustee (the "Trustee") (as supplemented by the First Supplemental Indenture, dated August 12, 1999, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities. By the terms of the Indenture, the Securities are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Securities is limited in aggregate principal amount as specified in said First Supplemental Indenture.

         If a Tax Event shall occur and be continuing, the Company may, at its option, redeem Debentures in whole (but not in part) at any time at a Redemption Price per Debenture equal to the Redemption Amount plus accrued and unpaid interest thereon, together with expenses and taxes of the Trust, if any, to the Tax Event Redemption Date. The Redemption Price shall be paid to each Holder of the Debenture by the Company, no later than 12:00 noon, New York City time, on the Tax Event Redemption Date, by check or wire transfer in immediately available funds, at such place and to such account as may be designated by each such Holder.

         The Debentures are not entitled to the benefit of any sinking fund.

         If a Failed Remarketing has occurred, each Holder of this Debenture who holds this Debenture on the day immediately following the Purchase Contract Settlement Date shall have the right (the "Put Option") on or after the Business Day immediately following the Purchase Contract Settlement Date, upon at least three Business Days' prior notice, to require the Company to repurchase such Holder's Debentures on September 1, 2002 (the "Put Option Exercise Date"), either in whole or in part, at a repayment price per Debenture equal to $50, plus accrued and unpaid interest, if any, thereon to the date of payment (the "Debenture Repayment Price"). In order for the Debentures to be so repurchased, the Company must receive, on or prior to 5:00 p.m. New York City Time on the third Business Day immediately preceding the Put Option Exercise Date, at the principal executive offices of Cox Communications, Inc. in Atlanta, Georgia, the Debentures to be repurchased with the form entitled "Option to Elect Repayment" on the reverse of or otherwise accompanying such Debentures duly completed. Any such notice received by the Company shall be irrevocable. All questions as to the validity, eligibility (including time of receipt) and acceptance of the Debentures for repayment shall be determined by the Company, whose determination shall be final and binding. The payment of the Debenture Repayment Price in respect of such Debentures shall be made, either through the Trustee or the Company acting as paying agent, no later than 12:00 noon, New York City time, on the Put Option Exercise Date.

         In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Debentures of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Debentures; provided, however, that, among other things, no such supplemental indenture shall (i) reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the Holder of each Debenture so affected, or (ii) reduce the aforesaid percentage of Debentures, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of each Debenture then outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of any series at the time outstanding affected thereby, on behalf of all of the Holders of the Debentures of such series, to waive a Default or Event of Default with respect to such series, and its consequences, except a Default or Event of Default in the payment of the principal of or premium, if any, or interest on any of the Securities of such series or a Default in respect of a provision that under Section 9.02 of the Indenture cannot be amended without the consent of each holder affected thereby. Any such consent or waiver by the registered Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and of any Debenture issued in exchange for or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

         No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Debenture at the time and place and at the rate and in the money herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered Holder hereof on the Debt Security Register of the Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Trustee in the City of New York and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

         Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, any paying agent and the Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Registrar shall be affected by any notice to the contrary.

         No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, shareholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

         The Indenture imposes certain limitations on the ability of the Company to, among other things, merge or consolidate with any other Person or sell, assign, transfer or lease all or substantially all of its properties or assets. All such covenants and limitations are subject to a number of important qualifications and exceptions. The Company must report periodically to the Trustee on compliance with the covenants in the Indenture.

         The Debentures of this series are issuable only in registered form without coupons in denominations of $50 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Debentures of this series so issued are exchangeable for a like aggregate principal amount of Debentures of this series of a different authorized denomination, as requested by the Holder surrendering the same.

         All terms used in this Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         This Debenture shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State, without regard to conflicts of laws principles.

                            OPTION TO ELECT REPAYMENT

         The undersigned hereby irrevocably requests and instructs the Company to repay $_____ principal amount of the within Debenture, pursuant to its terms, on the "Put Option Exercise Date," together with any interest thereon accrued but unpaid to the date of repayment, to the undersigned at:

--------------------------------------------------------------------

--------------------------------------------------------------------

--------------------------------------------------------------------
         (Please print or type Name and Address of the Undersigned)

and to issue to the undersigned, pursuant to the terms of the Indenture, a new Debenture or Debentures representing the remaining aggregate principal amount of this Debenture.

         For this Option to Elect Repayment to be effective, this Debenture with the Option to Elect Repayment duly completed must be received by the Company at Cox Communications, Inc., Attn: Treasurer, 1400 Lake Hearn Drive, Atlanta, Georgia 30319, no later than 5:00 p.m. on the third Business Day immediately preceding September 1, 2002.

Dated:                                   Signature: ___________________________

                                         Signature Guarantee: _________________

Note: The signature to this Option to Elect Repayment must correspond with the name as written upon the face of the within Debenture in every particular without alteration or enlargement or any change whatsoever.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Debenture to:

--------------------------------------------------------------------

--------------------------------------------------------------------

--------------------------------------------------------------------
        (Insert assignee's social security or tax identification number)

--------------------------------------------------------------------

--------------------------------------------------------------------

--------------------------------------------------------------------
                    (Insert address and zip code of assignee)

agent to transfer this Debenture on the books of the Trust. The agent may substitute another to act for him or her.

Date:  _____________________

                                   Signature: _______________________

                                   Signature Guarantee: ______________

         (Sign exactly as your name appears on the other side of this Debenture)

         Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Debt
Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                   ARTICLE VI
                          ORIGINAL ISSUE OF DEBENTURES

SECTION 6.1.        Original Issue of Debentures.

         Debentures in the aggregate principal amount of $670,103,100 (or, $770,618,600, if the Over-Allotment Option is exercised) may, upon execution of this First Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debentures to or upon the written order of the Company, signed by its Chairman, its Vice Chairman, its President, or any Vice President and its Secretary or Assistant Secretary, a Treasurer or an Assistant Treasurer, without any further action by the Company.

SECTION 6.2.      Calculation of Original Issue Discount.

         The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Outstanding Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

                                  ARTICLE VII
                                  MISCELLANEOUS

SECTION 7.1.        Ratification of Indenture.

         The Indenture as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

SECTION 7.2.        Trustee Not Responsible for Recitals.

         The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

SECTION 7.3.        Governing Law.

         This First Supplemental Indenture and each Debenture shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State, without regard to conflicts of laws principles.

SECTION 7.4.        Separability.

         In case any one or more of the provisions contained in this First Supplemental Indenture or in the Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or
unenforceability   shall  not  affect  any  other   provisions   of  this

First Supplemental Indenture or of the Debentures, but this First Supplemental Indenture and the Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 7.5.      Counterparts.

         This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized, on the date or dates indicated in the acknowledgments and as of the day and year first above written.

                            COX COMMUNICATIONS, INC.,
                            as Issuer

                            By:  /s/ Dallas S. Clement
                            Name: Dallas S. Clement
                            Title: Vice President and Treasurer

                            THE BANK OF NEW YORK ,
                            as Trustee

                            By:   /s/ Marie E. Trimboli
                            Name:   Marie E. Trimboli
                            Title:  Assistant Treasurer